Exhibit 99.1

Brian Smith

ESI

503-672-5760

smithb@esi.com

ESI Announces Third Quarter Fiscal 2012 Results

Orders Increase 11% Sequentially

PORTLAND, Ore. – January 26, 2012 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2012 third quarter ended December 31, 2011. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring charges, and non-recurring items.

Revenue in the third quarter was $49.8 million, compared to $81.9 million in the second quarter of 2012 and $67.2 million in the third quarter of last fiscal year. On a GAAP basis, net loss was $1.9 million or $0.07 per share, compared to income of $8.5 million or $0.29 per diluted share in the prior quarter. On a non-GAAP basis, third quarter net income was $0.5 million or $0.02 per diluted share, compared to $9.3 million or $0.32 per diluted share in the second quarter of fiscal 2012 and $5.9 million or $0.21 per diluted share in the third quarter of fiscal 2011.

“We executed well in our third quarter, delivering non-GAAP financial results near breakeven and positive cash flow in very challenging market conditions,” stated Nick Konidaris, president and CEO of ESI.

Orders for the third quarter were $45.4 million, compared to $40.6 million in the prior quarter and $77.9 million in the corresponding quarter last year. Konidaris continued, “Orders increased sequentially but continued to reflect the relatively weak macro environment and overcapacity in many of our markets.”

Gross margin at 42.5% was down compared to last quarter and last year on lower sales volume. Operating expenses decreased sequentially by $0.3 million due to lower discretionary spending, partially offset by $0.9 million of restructuring charges. Non-GAAP operating expenses decreased by $1.1 million to $22.2 million. Non-GAAP operating loss was $0.5 million compared to income of $13.1 million in the second quarter.

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2012 Results

Balance Sheet and Cash Flow

At quarter end, cash and investments including restricted cash grew to $227 million. Cash flow from operations was $1.4 million during the third quarter.

Quarterly Dividend Initiated

On December 13, 2011 the company announced that its Board of Directors had initiated a quarterly dividend. It authorized a cash dividend of $0.08 per share, payable on February 17, 2012 to shareholders of record on January 27, 2012.

Fourth Quarter 2012 Outlook

Based on recent order levels, ESI expects revenues for the fourth quarter of fiscal 2012 to be in the mid-$40 million range. Fourth quarter non-GAAP loss per share is expected to be $0.05 to $0.10.

Konidaris concluded, “Looking forward, we are focused on qualifying new products, winning opportunities in consumer electronics, and managing our cost structure consistent with current business levels. We remain committed to our goals of expanding our addressable market and driving shareholder value with innovations and breakthrough technologies that grow our top and bottom line.”

The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 50336551. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 5, 2012, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 79943740. The webcast will be available on ESI’s website for one year.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2012 Results

About ESI

ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141  |  www.esi.com

ESI Announces Third Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2012 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2011	Oct 1, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011
Operating Results:
Net sales	$49,807	$81,884	$67,209	$208,737	$185,234
Cost of sales	28,646	45,943	37,182	117,875	107,733

Gross profit	21,161	35,941	30,027	90,862	77,501
Operating expenses:
Selling, service and administration	13,944	14,884	15,172	45,324	43,063
Research, development and engineering	10,480	10,742	10,210	32,456	30,638
Legal settlement costs	—	—	1,311	550	1,311
Restructuring costs	861	—	827	861	827

Net operating expenses	25,285	25,626	27,520	79,191	75,839

Operating (loss) income	(4,124)	10,315	2,507	11,671	1,662
Non-operating income (expense):
Gain on sale of previously impaired auction rate securities	—	—	—	2,729	—
Interest and other income (expense), net	47	(406)	(39)	(496)	206

Total non-operating income (expense)	47	(406)	(39)	2,233	206

(Loss) income before income taxes	(4,077)	9,909	2,468	13,904	1,868
(Benefit from) provision for income taxes	(2,196)	1,372	117	1,335	(73)

Net (loss) income	$(1,881)	$8,537	$2,351	$12,569	$1,941

Net (loss) income per share - basic	$(0.07)	$0.30	$0.08	$0.44	$0.07

Net (loss) income per share - diluted	$(0.07)	$0.29	$0.08	$0.43	$0.07

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2012 Results

(Amounts in thousands)

(Unaudited)

	Dec 31, 2011	Oct 1, 2011	Apr 2, 2011
Financial Position As Of:
Assets
Current assets:
Cash and cash equivalents	$67,557	$84,143	$116,412
Restricted cash	22,269	22,269	10,769
Short-term investments	124,738	96,503	69,245

Total cash, restricted cash and investments	214,564	202,915	196,426
Trade receivables, net	25,707	29,631	44,100
Inventories	72,631	75,705	65,362
Shipped systems pending acceptance	1,239	1,339	5,289
Deferred income taxes, net	11,985	9,644	9,892
Other current assets	3,942	4,308	6,784

Total current assets	330,068	323,542	327,853
Non-current assets:
Non-current investments	12,867	23,063	8,097
Auction rate securities	—	—	5,166
Property, plant and equipment, net	36,159	38,730	39,661
Non-current deferred income taxes, net	30,849	28,865	30,822
Goodwill	4,014	4,014	4,014
Acquired intangible assets, net	8,745	9,159	10,035
Other assets	12,661	12,469	14,519

Total assets	$435,363	$439,842	$440,167

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,062	$15,936	$18,650
Accrued liabilities	21,912	20,021	33,425
Deferred revenue	8,384	9,363	16,039

Total current liabilities	41,358	45,320	68,114
Non-current income taxes payable	10,102	9,603	9,754
Shareholders’ equity:
Preferred and common stock	165,557	162,546	153,189
Retained earnings	217,678	221,870	207,420
Accumulated other comprehensive income	668	503	1,690

Total shareholders’ equity	383,903	384,919	362,299

Total liabilities and shareholders’ equity	$435,363	$439,842	$440,167

End of period shares outstanding	28,887	28,805	28,299

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2012 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2011	Oct 1, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011
Sales detail:
Interconnect/ Micromachining Group	$35,318	$51,227	$29,780	$134,757	$83,481
Semiconductor Group	8,435	24,171	29,674	50,631	61,891
Components Group	6,054	6,486	7,755	23,349	39,862

Total	$49,807	$81,884	$67,209	$208,737	$185,234

Gross margin %	42%	44%	45%	44%	42%
Selling, service and administration expense %	28%	18%	23%	22%	23%
Research, development and engineering expense %	21%	13%	15%	16%	17%
Operating (loss) income %	(8%)	13%	4%	6%	1%
Effective tax rate %	54%	14%	5%	10%	(4%)
Weighted Average shares outstanding - basic	28,849	28,747	28,132	28,689	27,978
Weighted Average shares outstanding - diluted	28,849	29,426	28,667	29,384	28,458
End of period employees	655	683	638	655	638

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2012 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2011	Oct 1, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011
Net sales	$49,807	$81,884	$67,209	$208,737	$185,234
Gross profit per GAAP	$21,161	$35,941	$30,027	$90,862	$77,501
Add back:
Purchase accounting included in cost of sales	289	289	289	867	867
Equity compensation included in cost of sales	302	261	252	859	828

Total non-GAAP adjustments to gross profit	591	550	541	1,726	1,695

Non-GAAP gross profit	$21,752	$36,491	$30,568	$92,588	$79,196

Non-GAAP gross margin	43.7%	44.6%	45.5%	44.4%	42.8%

Operating expenses per GAAP	$25,285	$25,626	$27,520	$79,191	$75,839
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	64	72	135	250	463
Research, development and engineering	47	47	36	141	108

Subtotal - purchase accounting included in operating expenses	111	119	171	391	571

Equity compensation included in operating expenses:
Selling, service and administration	1,557	1,599	1,414	7,094	5,276
Research, development and engineering	534	537	420	1,617	1,196

Subtotal - equity compensation included in operating expenses	2,091	2,136	1,834	8,711	6,472

Acquisition costs (settlement proceeds) included in operating expenses:
Selling, service and administration	—	—	17	—	(592)

Subtotal - acquisition costs (settlement proceeds) included in operating expenses	—	—	17	—	(592)

Other non-recurring items included in operating expenses:
Legal settlement costs	—	—	1,311	550	1,311
Restructuring costs	861	—	827	861	827

Subtotal - other non-recurring items included in operating expenses	861	—	2,138	1,411	2,138

Total non-GAAP adjustments to operating expenses	3,063	2,255	4,160	10,513	8,589

Non-GAAP operating expenses	$22,222	$23,371	$23,360	$68,678	$67,250
% of Net sales	45%	29%	35%	33%	36%
Operating (loss) income per GAAP	$(4,124)	$10,315	$2,507	$11,671	$1,662
Non-GAAP adjustments to gross profit	591	550	541	1,726	1,695
Non-GAAP adjustments to operating expenses	3,063	2,255	4,160	10,513	8,589

Non-GAAP operating (loss) income	$(470)	$13,120	$7,208	$23,910	$11,946

% of Net sales	(1%)	16%	11%	11%	6%
Non-operating income (expense), net per GAAP	$47	$(406)	$(39)	$2,233	$206
Non-GAAP adjustment for gain on sale of previously impaired auction rate securities	—	—	—	(2,729)	—
Non-GAAP adjustment for other litigation related costs	—	—	—	59	—

Non-GAAP non-operating income (expense)	$47	$(406)	$(39)	$(437)	$206

Net (loss) income per GAAP	$(1,881)	$8,537	$2,351	$12,569	$1,941
Non-GAAP adjustments to gross profit	591	550	541	1,726	1,695
Non-GAAP adjustments to operating expenses	3,063	2,255	4,160	10,513	8,589
Non-GAAP adjustments to non-operating expense	—	—	—	(2,670)	—
Income tax effect of non-GAAP adjustments	(1,269)	(2,002)	(1,148)	(4,434)	(2,695)

Non-GAAP net income	$504	$9,340	$5,904	$17,704	$9,530

% of Net sales	1%	11%	9%	8%	5%
Basic Non-GAAP net income per share	$0.02	$0.32	$0.21	$0.62	$0.34

Diluted Non-GAAP net income per share	$0.02	$0.32	$0.21	$0.60	$0.33

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Third Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2012 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2011	Oct 1, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011
Net (loss) income	$(1,881)	$8,537	$2,351	$12,569	$1,941
Non-cash adjustments and changes in operating activities	3,289	17,867	6,007	4,375	19,309

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,408	26,404	8,358	16,944	21,250
NET CASH USED IN INVESTING ACTIVITIES	(18,792)	(32,233)	(2,335)	(69,328)	(15,453)
NET CASH PROVIDED BY FINANCING ACTIVITIES	659	1,810	562	2,864	781
Effect of exchange rate changes on cash	139	(169)	56	665	1,148

NET CHANGE IN CASH AND CASH EQUIVALENTS	(16,586)	(4,188)	6,641	(48,855)	7,726
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	84,143	88,331	40,420	116,412	39,335

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67,557	$84,143	$47,061	$67,557	$47,061

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141